Exhibit 99.2

For Immediate Release

Contacts:

For CenturyLink, Inc. Analysts and Investors Tony Davis (318) 388-9525 tony.davis@centurylink.com	For Savvis, Inc. Analysts and Investors Greg Freiberg (314) 628-7433 greg.freiberg@savvis.com

Media Debra Peterson (913) 323-4881 debra.d.peterson@centurylink.com	Media Matt Benson (415) 618-8750 mbenson@sardverb.com CenturyLink

CenturyLink to Acquire Savvis for $40 Per Share in Cash and Stock Transaction

Creates a Premier Managed Hosting and Colocation Provider with Global Scale

Adds Global Next-Generation Capabilities and New Markets to CenturyLink’s Network Footprint

MONROE, La. and ST. LOUIS, Mo. – CenturyLink, Inc. (NYSE: CTL) and Savvis, Inc. (Nasdaq: SVVS) today announced that their boards of directors have approved a definitive agreement under which CenturyLink will acquire all outstanding shares of Savvis common stock in a cash and stock merger valued at $40 per share, or a total of approximately $2.5 billion, plus net debt of approximately $0.7 billion which will be assumed or refinanced at close.

Under the terms of the transaction, Savvis stockholders will receive $30 per share in cash and $10 in shares of CenturyLink common stock, subject to adjustment as described below. The consideration represents an 11% premium over Savvis’ closing stock price as of the close of trading on April 26, 2011 and a premium of 53% compared to Savvis’ stock price at the beginning of the year.

With the addition of Savvis, CenturyLink will achieve global scale as a managed hosting and colocation provider and will accelerate its ability to deliver quality managed hosting and cloud capabilities to its business customers. The combination of CenturyLink’s hosting and network assets with Savvis’ proven solutions in colocation, managed hosting and cloud services substantially enhances CenturyLink’s capabilities and provides the company with a solid platform for future growth.

“The transaction creates a premier managed hosting and colocation provider with global scale in a high growth sector, and is expected to be accretive to revenue growth and cash flow per share,” said Glen F. Post, III, CenturyLink chief executive officer and president. “Today, businesses are shifting the way they manage their information technology services and infrastructure, and this transaction helps us meet these needs by offering Savvis’ leading products and services coupled with CenturyLink’s network. We look forward to working with the Savvis team to leverage CenturyLink’s significant scale and scope to fully realize the potential of Savvis’ capabilities for our combined customers, while also enhancing value for our shareholders and providing opportunities for our employees.”

“As migration to cloud-based services continues to accelerate rapidly, a strategic combination was a natural choice to create significant scale and become part of a large global network for the benefit of our customers, stockholders and employees,” said James E. Ousley, chairman and chief executive officer of

Savvis. “We believe that combining our proven capabilities in cloud infrastructure and managed hosting with CenturyLink’s hosting assets and large base of business customers will create powerful opportunities to accelerate growth. We also look forward to making the full resources of a much larger network infrastructure available to our customers.”

Together, CenturyLink and Savvis will operate 48 data centers located in North America, Europe, and Asia with more than 1.9 million square feet of gross floor space; a robust, national 207,000 route mile fiber network; a 190,000 mile global access network; and have a customer list that includes a majority of the Fortune 500 and Fortune 1000 companies.

The acquisition of Savvis is expected to improve CenturyLink’s revenue, EBITDA and free cash flow growth profile. CenturyLink expects to realize approximately $70 million in full run-rate annual operating cost and capital expenditure synergies. The transaction is expected to be accretive to CenturyLink’s free cash flow per share, excluding integration costs, in the first full year following the close.

CenturyLink anticipates integrating its hosting business and Savvis’ managed hosting and cloud services into a single CenturyLink business unit. This integrated hosting business will be based in St. Louis and led primarily by key members of the Savvis leadership team, including Savvis CEO James Ousley, who will head the unit. Following the closing of the transaction, CenturyLink will employ approximately 50,000 people based on the total number of CenturyLink and Savvis employees as of April 26, 2011.

Transaction Details

Under the terms of the merger, Savvis shareholders will receive in exchange for each Savvis share $30 in cash and $10 in CenturyLink shares, subject to adjustment as described below. The number of CenturyLink shares issued will be based upon the volume-weighted average price of CenturyLink stock during the thirty trading day period ending three trading days prior to the closing, provided that if this average price is less than or equal to $34.42, each Savvis share will receive $30 in cash and 0.2905 of a CenturyLink share. The transaction is subject to the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, along with other customary closing conditions, including review by the Federal Communications Commission and international regulators. The transaction also is subject to the approval of Savvis stockholders. CenturyLink has entered into an agreement with Welsh, Carson, Anderson & Stowe VIII, L. P. and certain related parties who collectively own approximately 23 percent of Savvis’ outstanding stock to vote their shares in favor of the transaction. The transaction will be taxable to Savvis shareholders for federal income tax purposes. The companies anticipate closing the transaction in the second half of 2011. CenturyLink has received a commitment letter from Bank of America Merrill Lynch and Barclays Bank PLC for bridge debt facilities aggregating up to $2 billion to fund a portion of the acquisition and refinancing of Savvis’ current debt.

Advisors

Barclays Capital and BofA Merrill Lynch acted as financial advisors and Wachtell, Lipton, Rosen & Katz and Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P. acted as legal advisors to CenturyLink. Morgan Stanley & Co. Incorporated acted as financial advisor and Wilson Sonsini Goodrich & Rosati, Professional Corporation acted as legal advisor to Savvis.

Teleconference and Webcast

CenturyLink and Savvis will host a conference call with the financial community today, April 27, 2011, at 8:30 a.m. EDT / 7:30 a.m. CDT to discuss this morning’s announcement. The conference call will be webcast live over CenturyLink’s website at www.centurylink.com and over Savvis’ website at www.savvis.com. Interested parties also can join the call by dialing (866) 847-7860 (international: (703) 639-1427) 15 minutes prior to the start of the call. Additional information can also be found at www.CenturyLinkSavvis.TransactionAnnouncement.com.

Savvis will not be hosting its previously scheduled earnings conference call at 10:00 a.m. EDT / 9:00 a.m. CDT to discuss its first quarter 2011 financial results.

A digital recording of the call will be available as promptly as practicable and ending May 10, 2011 at 12:00 am EDT. The replay can be accessed by dialing (888) 266-2081 (international: (703) 925-2533) and referencing code 1523371. A replay of the call will also be available on the investor relations sections of both companies’ websites.

About CenturyLink

CenturyLink is the third largest telecommunications company in the United States. The company provides broadband, voice and wireless services to consumers and businesses across the country. It also offers advanced entertainment services under the CenturyLink™ Prism™ TV and DIRECTV brands. In addition, the company provides data, voice and managed services to business, government and wholesale customers in local, national and select international markets through its high-quality advanced fiber optic network and multiple data centers. CenturyLink is recognized as a leader in the network services market by key technology industry analyst firms. CenturyLink customers range from Fortune 500 companies in some of the country’s largest cities to families living in rural America. Headquartered in Monroe, La., CenturyLink is an S&P 500 company and is included among the Fortune 500 list of America’s largest corporations. For more information, visit www.CenturyLink.com.

About Savvis

Savvis (NASDAQ:SVVS) is a global leader in cloud infrastructure and hosted IT solutions for enterprises. Nearly 2,500 unique clients, including 32 of the top 100 companies in the Fortune 500, use Savvis to reduce capital expense, improve service levels and harness the latest advances in cloud computing. For more information, please visit www.Savvis.com.

Forward Looking Statements

Except for the historical and factual information contained herein, the matters set forth in this release, including statements regarding the expected timing and benefits of the acquisition such as efficiencies, cost savings, accretion and growth potential, and the competitive ability and position of the combined company, and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the ability of the parties to timely and successfully receive the required approvals of regulatory agencies and Savvis’ stockholders; the possibility that the anticipated benefits from the acquisition cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of Savvis’ operations into CenturyLink will be greater than expected; the ability of the combined company to retain and hire key personnel; the timing, success and overall effects of competition from a wide variety of competitive enterprises; the risks inherent in rapid technological change; the ability of the combined company to successfully introduce new product or service offerings on a timely and cost-effective basis; the effects on ongoing changes in the regulation of the communications industry; any adverse developments in customer relationships, commercial disputes or legal proceedings; and other risk factors and cautionary statements as detailed from time to time in each of CenturyLink’s and Savvis’ reports filed with the Securities and Exchange Commission (SEC). There can be no assurance that the proposed acquisition will in fact be consummated. You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factor on the acquisition or the combined company. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, CenturyLink and Savvis undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise with the SEC, which contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed transaction between CenturyLink and Savvis, CenturyLink plans to file with the SEC a registration statement on Form S-4 that will include a prospectus of CenturyLink that will also constitute a proxy statement of Savvis. CenturyLink and Savvis also plan to file with the SEC other relevant documents in connection with the proposed merger. The registration statement and the proxy statement/prospectus will contain important information about CenturyLink, Savvis, the proposed merger and related matters. Investors and security holders are urged to read the registration statement and the proxy statement/prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus and other documents filed with the SEC by CenturyLink and Savvis through the web site maintained by the SEC at www.sec.gov. Investors and security holders will be able to obtain free copies of the documents filed with the SEC by CenturyLink on CenturyLink’s website at www.CenturyLink.com or by contacting CenturyLink Investor Relations at (318) 340-5627. Investors and security holders will be able to obtain free copies of the documents filed with the SEC by Savvis on Savvis’ website at www.Savvis.com or by contacting Savvis Investor Relations at (314) 628-7433.

Participants in the Acquisition of Savvis

CenturyLink and Savvis and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Savvis in respect of the proposed merger. Information regarding CenturyLink’s directors and executive officers is available in its proxy statement filed with the SEC by CenturyLink on April 6, 2011, and information regarding Savvis’ directors and executive officers is available in its proxy statement filed with the SEC by Savvis on April 1, 2011. Other information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Savvis stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus described above when it is filed with the SEC. You can obtain free copies of these documents free of charge using the contact information above. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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